EXHIBIT 21.0

                           Subsidiaries of Registrant

                                 Subsidiaries of

                            OREGON STEEL MILLS, INC.

              Canadian National Steel Corporation - Alberta, Canada
           Camrose Pipe Company (a partnership) - Alberta, Canada (3)
                      Camrose Pipe Corporation - Delaware -
                         dba Columbia Structural Tubing
                          New CF&I, Inc. - Delaware (1)
                    Oregon Steel de Guayana, Inc. - Delaware
                     OSM Classification (TM), Inc. - Oregon
                  CF&I Steel, L.P. (a partnership) - Delaware -
                       dba Rocky Mountain Steel Mills (2)
                  Colorado & Wyoming Railway Company - Delaware
                        OSM Distribution, Inc. - Delaware
                 Oregon Steel Mills Processing, Inc. - Delaware
              Oregon Feralloy Partners (a partnership) - Oregon (4)
                     LSI Plate (a partnership) - Oregon (5)

(1)   The Company owns 87% of New CF&I, Inc.

(2) New CF&I, the general partner of CF&I, owns 95.2% and 100% of the equity interest in CF&I and Colorado & Wyoming Railway Company, respectively. In addition, the Company directly owns 4.3% of the equity interest in CF&I, Steel L.P.

(3)   The Company owns 60% of Camrose Pipe Company.

(4)   The Company owns 60% of Oregon Feralloy Partners.

(5)   The Company Owns 50% of LSI Plate.

The Company owns 100% of all remaining subsidiaries listed.